Exhibit 99.1

Source: Aris Water Solutions, Inc.

February 26, 2025

Aris Water Solutions, Inc. Reports Fourth Quarter and
Full Year 2024 Results and Provides 2025 Outlook;
Raises Quarterly Dividend by 33% and Announces Acquisition of the McNeill Ranch

HOUSTON, Texas, February 26, 2025 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2024.

FOURTH QUARTER AND FULL YEAR 2024 HIGHLIGHTS

●	Grew produced water volumes 7% year-over-year
●	Set a new quarterly record for recycled water volumes, growing 16% for the year and 18% sequentially in the fourth quarter of 2024
●	Achieved fourth quarter and full year 2024 net income of $13.8 million and $60.2 million, respectively
●	Generated Adjusted EBITDA[1] of $54.5 million for the fourth quarter of 2024, up 10% year-over-year, and $211.9 million for the full year, up 21% from 2023
●	Full year 2024 Cash Paid for Property, Plant and Equipment of $100 million
●	Full year 2024 Capital Expenditures[4] of $101 million, down 35% from 2023
●	Increased quarterly dividend 33% to $0.14 per share for the first quarter of 2025
●	Acquired the 45,000 acre McNeill Ranch in Texas and New Mexico, providing significant optionality for future growth

“Aris had a remarkable fourth quarter and a great year in which we successfully grew both volumes and profitability. We achieved Adjusted EBITDA at the top end of our increased guidance and are now delivering on our goal of increasing shareholder returns by raising our dividend to $0.14 per share, representing a 33% increase. We are extremely proud of what our team accomplished in 2024 and believe we will continue our strong performance in our core business. We are also making progress in mineral extraction, beneficial reuse, and the development of technologies for the treatment of wastewater outside the oil and gas industry,” said Amanda Brock, President and CEO of Aris.

“During the fourth quarter, we acquired the 45,000 acre McNeill Ranch located in New Mexico and Texas for $45.0 million. The ranch provides significant additional disposal capacity to support years of future growth adjacent to the fastest growing production areas of the Northern Delaware Basin. This acquisition increases our operational flexibility and allows us to optimize throughput and disposal royalties. We purchased the ranch after detailed sub-surface analysis in collaboration with several of our largest customers and believe it features promising geology and porosity for long-term water infrastructure development.

Given the ranch’s advantaged location, there are opportunities to generate additional surface income through rights-of-way, utilization of the surface for power and renewable development, beneficial reuse, and other industrial applications. We are in discussions with both current and potential new customers to further commercialize the ranch.

Aris is also applying its expertise in complex water treatment to industrial uses outside of the oil and gas industry. We recently added assets, intellectual property, and an experienced team to help us further our expansion into broader industrial markets. This team has developed numerous projects to recycle water for large industrial companies and positions us well to expand our treatment business. We will provide further updates as this business grows.

2024 was a phenomenal year and I want to congratulate our team on all of the Company’s accomplishments. We now begin 2025 with significant momentum and several exciting strategic initiatives.”

OPERATIONS UPDATE

	Three Months Ended			Three Months Ended
	December 31,	September 30,	% Change	December 31,	% Change
	2024	2024		2023
(thousands of barrels of water per day)
Total Volumes	1,636	1,577	4%	1,577	4%
Produced Water Handling Volumes	1,112	1,118	(1)%	1,095	2%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	463	393	18%	401	15%
Groundwater Volumes Sold	61	66	(8)%	81	(25)%
Total Water Solutions Volumes	524	459	14%	482	9%

Skim oil recoveries (barrels of oil per day)	1,762	1,769	—%	1,362	29%
Skim oil recoveries (as a % of produced water volumes)	0.16%	0.16%	—%	0.12%	33%

	Year Ended December 31,		% Change
	2024	2023
(thousands of barrels of water per day)
Total Volumes	1,548	1,492	4%
Produced Water Handling Volumes	1,120	1,042	7%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	377	324	16%
Groundwater Volumes Sold	51	126	(60)%
Total Water Solutions Volumes	428	450	(5)%

Skim oil recoveries (barrels of oil per day)	1,688	1,219	38%
Skim oil recoveries (as a % of produced water volumes)	0.15%	0.12%	25%

FINANCIAL UPDATE

	Three Months Ended			Three Months Ended
(in thousands)	December 31,	September 30,	% Change	December 31,	% Change
	2024	2024		2023
Net Income	$ 13,805	$ 16,431	(16)%	$ 13,031	6%
Adjusted Net Income	18,102	20,991	(14)%	15,377	18%
Adjusted EBITDA	54,475	54,307	—%	49,308	10%

Gross Margin/Barrel	$ 0.31	$ 0.32	(3)%	$ 0.27	15%
Adjusted Operating Margin/Barrel	$ 0.44	$ 0.45	(2)%	$ 0.41	7%

Capital Expenditures	$ 17,845	$ 8,178	118%	$ 19,767	(10)%

This table includes reference to non-GAAP measures. See definition and a reconciliation to the most directly comparable GAAP measure in the Appendix.

(in thousands)	Year Ended December 31,		% Change
	2024	2023
Net Income	$ 60,178	$ 43,412	39%
Adjusted Net Income	76,613	52,396	46%
Adjusted EBITDA	211,885	174,972	21%

Gross Margin/Barrel	$ 0.31	$ 0.25	24%
Adjusted Operating Margin/Barrel	$ 0.45	$ 0.39	15%

Capital Expenditures	101,085	156,394	(35)%
Net Cash Provided by Operating Activities	178,876	183,873	(3)%
Free Cash Flow	$ 72,625	($ 29,125)	349%

This table includes reference to non-GAAP measures. See definition and a reconciliation to the most directly comparable GAAP measure in the Appendix.

STRONG BALANCE SHEET AND LIQUIDITY

As of December 31, 2024, the Company had net debt of approximately $422 million with $29 million in cash and $303 million available under its revolving credit facility. The Company’s leverage ratio3 at the end of 2024 was 2.0X, below the Company’s target leverage of 2.5X – 3.5X.

FIRST QUARTER 2025 DIVIDEND INCREASE

For the first quarter of 2025, Aris’s Board of Directors approved a 33% increase to Aris’s quarterly dividend to $0.14 per share. In conjunction with the dividend payment, a distribution of $0.14 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The dividend will be paid on March 27, 2025, to holders of record of the Company’s Class A common stock as of the close of business on March 13, 2025. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

FIRST QUARTER AND FULL YEAR 2025 FINANCIAL OUTLOOK

“In 2025, we continue to expect strong performance from our core water infrastructure business. Produced water volumes are forecasted to increase in line with the production growth of our contracted customers in the Northern Delaware Basin.

We expect additional completion activity on our dedicated acreage to increase our Water Solutions volumes in 2025. We recently extended an acreage dedication contract with one of our largest customers and now approximately 80% of our forecasted Water Solutions business is under long-term dedication with an average tenor of 8 years. In addition to our long-term contracted produced water business, these contracts provide even greater visibility into sustained recycling volumes and related revenue for years to come.

Based on our customers’ volumetric outlooks, we expect Adjusted EBITDA of $215 to $235 million and Capital Expenditures to be between $85 and $105 million for the year. Growing volumes, strong sustained margins, and continued capital discipline are expected to drive Free Cash Flow between $75 and $95 million, an increase of approximately 17% over 2024.

2025 is shaping up to be another strong year. Looking forward, we will continue to increase shareholder returns in a sustainable manner while maintaining a strong financial profile and reinvesting in our core water infrastructure businesses. We are encouraged by our opportunities related to the McNeill Ranch and the broader industrial water treatment market,” said Mrs. Brock.

For the full year of 2025, the Company expects:

●	Produced Water Handling volumes between 1,150 and 1,210 thousand barrels of water per day
●	Water Solutions volumes between 460 and 520 thousand barrels of water per day
●	Adjusted Operating Margin per Barrel[2] between $0.43 and $0.45
●	Skim oil recoveries of approximately 1,820 barrels per day
●	Adjusted EBITDA[1] between $215 and $235 million
●	Capital Expenditures[4] of $85 to $105 million
●	Free Cash Flow[5] of $75 to $95 million

For the first quarter of 2025, net of approximately $1.5 million of Adjusted EBITDA1 impact from customer shut-ins associated with weather events in January 2025, the Company expects:

●	Produced Water Handling volumes between 1,085 and 1,125 thousand barrels of water per day
●	Water Solutions volumes between 510 and 550 thousand barrels of water per day
●	Adjusted Operating Margin per Barrel[2] between $0.43 and $0.45
●	Skim oil recoveries of approximately 1,800 barrels per day
●	Adjusted EBITDA[1] between $50 and $54 million
●	Capital Expenditures[4] of $20 to $25 million

CONFERENCE CALL

Aris will host a conference call to discuss its fourth quarter and full year 2024 results on Thursday, February 27, 2025, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

Participants should call (877) 407-5792 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. It can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The conference call replay access code is 13750902.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

1 Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share and a reconciliation thereof to net income, the most directly comparable GAAP measure.

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Represents a non-GAAP financial measure. Defined as net debt as of December 31, 2024, divided by trailing twelve months Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents. See the supplementary schedules in this press release for a reconciliation to the most directly comparable GAAP measure.

4 Capital Expenditures is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Capital Expenditures and a reconciliation thereof to cash paid for property, plant, and equipment, the most directly comparable GAAP measure.

5 Free Cash Flow is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Free Cash Flow and a reconciliation thereof to Net Cash Provided by (Used in) Operating Activities, the most directly comparable GAAP measure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements, information, opinions or beliefs regarding our business strategy, our industry, our future profitability, business and financial performance, including our guidance for 2025, current and potential future long-term contracts, legal and regulatory developments, our ability to identify strategic acquisitions and realize expected benefits therefrom, the development of technologies for the beneficial reuse of produced water and related strategies, plans, objectives and strategic pursuits and other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “anticipate,” “continue,” “sustain,” “will,” “intend,” “strive,” “plan,” “goal,” “target,” “believe,” “forecast,” “outlook,” “future,” “potential,” “opportunity,” “predict,” “may,” “visibility,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements including our guidance for 2025. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, energy prices, the Russia-Ukraine and Middle Eastern conflicts, macroeconomic conditions (such as inflation) and market uncertainty related thereto, legislative and regulatory developments, customer plans and preferences, adverse results from litigation and the use of financial resources for litigation defense, technological innovations and developments, and other events discussed or referenced in our filings made from time to time with the Securities and Exchange Commission (“SEC”), including such factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and if applicable, our subsequent SEC filings, which are available on our Investor Relations website at https://ir.ariswater.com/sec-filings or on the SEC’s website at www.sec.gov/edgar. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this press release and any oral statements made in connection with this press release are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended		Year Ended
per share amounts)	December 31,		December 31,
	2024	2023	2024	2023
Revenue
Produced Water Handling	$53,162	$51,817	$226,089	$195,207
Produced Water Handling — Affiliate	34,404	27,965	119,263	102,322
Water Solutions	20,845	17,445	62,942	66,625
Water Solutions — Affiliate	5,137	6,416	18,057	25,611
Other Revenue	5,061	482	9,093	2,353
Total Revenue	118,609	104,125	435,444	392,118
Cost of Revenue
Direct Operating Costs	52,003	44,995	178,396	177,973
Depreciation, Amortization and Accretion	20,057	19,495	79,159	76,632
Total Cost of Revenue	72,060	64,490	257,555	254,605
Operating Costs and Expenses
Abandoned Well Costs	200	89	518	1,303
General and Administrative	17,362	12,447	65,315	50,454
Research and Development Expense	433	1,253	3,034	3,120
Other Operating Expense (Income), Net	1,890	866	2,269	(1,230)
Total Operating Expenses	19,885	14,655	71,136	53,647
Operating Income	26,664	24,980	106,753	83,866
Other Expense
Interest Expense, Net	9,600	9,266	36,233	32,853
Other	—	107	1	107
Total Other Expense	9,600	9,373	36,234	32,960
Income Before Income Taxes	17,064	15,607	70,519	50,906
Income Tax Expense	3,259	2,576	10,341	7,494
Net Income	13,805	13,031	60,178	43,412
Net Income Attributable to Noncontrolling Interest	8,024	7,632	33,321	24,524
Net Income Attributable to Aris Water Solutions, Inc.	$5,781	$5,399	$26,857	$18,888

Net Income Per Share of Class A Common Stock
Basic	$0.17	$0.17	$0.81	$0.59
Diluted	$0.17	$0.17	$0.81	$0.59
Weighted Average Shares of Class A Common Stock Outstanding
Basic	30,767,853	30,128,424	30,575,739	30,037,681
Diluted	31,646,961	30,128,424	30,877,637	30,037,681

Table 2

Aris Water Solutions, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	December 31,	December 31,
	2024	2023
Assets
Cash	$28,673	$5,063
Accounts Receivable, Net	63,016	59,393
Accounts Receivable from Affiliate	12,016	22,963
Other Receivables	13,829	12,767
Prepaids and Deposits	10,418	8,364
Total Current Assets	127,952	108,550
Fixed Assets
Property, Plant and Equipment	1,188,781	1,041,703
Accumulated Depreciation	(160,176)	(121,989)
Total Property, Plant and Equipment, Net	1,028,605	919,714
Intangible Assets, Net	195,223	232,277
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	13,449	22,634
Operating Lease Right-of-Use Assets, Net	15,016	16,726
Other Assets	5,284	5,995
Total Assets	$1,420,114	$1,340,481
Liabilities and Stockholders' Equity
Accounts Payable	$20,182	$25,925
Payables to Affiliate	941	894
Insurance Premium Financing Liability	6,725	5,463
Accrued and Other Current Liabilities	77,339	64,416
Total Current Liabilities	105,187	96,698
Long-Term Debt, Net of Debt Issuance Costs	441,662	421,792
Asset Retirement Obligations	21,865	19,030
Tax Receivable Agreement Liability	98,781	98,274
Other Long-Term Liabilities	17,335	16,794
Total Liabilities	684,830	652,588
Stockholders' Equity
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of December 31, 2024 and December 31, 2023	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 31,516,468 issued and 30,857,526 outstanding as of December 31, 2024; 30,669,932 issued and 30,251,613 outstanding as of December 31, 2023	314	306
Class B Common Stock $0.01 par value, 180,000,000 authorized, 27,493,565 issued and outstanding as of December 31, 2024; 27,543,565 issued and outstanding as of December 31, 2023	274	275
Treasury Stock (at Cost), 658,942 shares as of December 31, 2024; 418,319 shares as of December 31, 2023	(8,988)	(5,133)
Additional Paid-in-Capital	343,342	328,543
Retained Earnings (Accumulated Deficit)	13,676	(87)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	348,618	323,904
Noncontrolling Interest	386,666	363,989
Total Stockholders' Equity	735,284	687,893
Total Liabilities and Stockholders' Equity	$1,420,114	$1,340,481

Table 3

Aris Water Solutions, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2024	2023	2024	2023
Cash Flow from Operating Activities
Net Income	$13,805	$13,031	$60,178	$43,412
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Deferred Income Tax Expense	2,959	2,526	8,689	7,299
Depreciation, Amortization and Accretion	20,057	19,495	79,159	76,632
Stock-Based Compensation	4,700	2,624	18,189	11,569
Abandoned Well Costs	200	89	518	1,303
Loss (Gain) on Disposal of Assets, Net	18	(32)	102	(2,606)
Abandoned Projects	714	88	1,537	216
Amortization of Debt Issuance Costs, Net	756	700	2,949	2,280
Change in Payables Related to Tax Receivable Agreement Liability	229	413	229	413
Other	638	566	1,060	93
Changes in Operating Assets and Liabilities:
Accounts Receivable	6,837	(1,878)	(4,202)	20,716
Accounts Receivable from Affiliate	19,176	333	10,947	23,104
Other Receivables	2,309	3,711	(859)	(9,648)
Prepaids and Deposits	(6,921)	(6,123)	(2,865)	(2,559)
Accounts Payable	1,912	4,092	(6,506)	3,937
Payables to Affiliate	3	(283)	47	(2,127)
Accrued Liabilities and Other	259	(8,004)	9,704	9,839
Net Cash Provided by Operating Activities	67,651	31,348	178,876	183,873

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(12,784)	(37,862)	(99,985)	(169,736)
Cash Paid for Asset Acquisitions	(46,104)	—	(46,104)	—
Proceeds from the Sale of Property, Plant and Equipment	359	35	519	20,154
Net Cash Used in Investing Activities	(58,529)	(37,827)	(145,570)	(149,582)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(6,367)	(5,346)	(24,559)	(21,429)
Repurchase of Shares	(2,166)	(738)	(3,584)	(1,363)
Repayment of Credit Facility	(46,000)	(67,000)	(86,000)	(118,000)
Proceeds from Credit Facility	35,000	59,000	104,000	109,000
Payment of Debt Issuance Costs Related to Credit Facility	—	(3,942)	—	(3,942)
Proceeds from Insurance Premium Financing	8,779	6,636	8,779	6,636
Payment of Insurance Premium Financing	(2,145)	(1,252)	(7,779)	(1,252)
Payment of Finance Leases	(310)	—	(553)	—
Net Cash Used in Financing Activities	(13,209)	(12,642)	(9,696)	(30,350)

Net Increase in Cash	(4,087)	(19,121)	23,610	3,941
Cash, Beginning of Period	32,760	24,184	5,063	1,122
Cash, End of Period	$28,673	$5,063	$28,673	$5,063

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, net debt and leverage ratio, Capital Expenditures and Free Cash Flow. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income, gross margin, net cash flows provided from operating activities or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; change in payables related to the Tax Receivable Agreement liability as a result of state tax rate changes; loss on debt modification; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as litigation expenses, severance costs and amortization expense related to the implementation costs of our new enterprise resource planning system), less any gains on the sale of assets.

The Company calculates Adjusted Operating Margin as Gross Margin (Total Revenue less Total Cost of Revenue) plus depreciation, amortization and accretion. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes handled, sold or transferred.

The Company calculates Adjusted Net Income as Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically non-cash and/or non-recurring items. The Company calculates Diluted Adjusted Net Income Per Share as (i) Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically non-cash and/or non-recurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

For the quarter ended December 31, 2024, the Company calculates its leverage ratio as net debt as of December 31, 2024, divided by Adjusted EBITDA for the trailing twelve months. Net debt is calculated as the principal amount of total debt outstanding as of December 31, 2024, less cash and cash equivalents as of December 31, 2024.

The Company calculates Capital Expenditures as cash capital expenditures for property, plant, and equipment additions less changes in accrued capital costs.

The Company calculates Free Cash Flow as cash provided by (used in) operating activities less changes in operating assets and liabilities which used (provided) cash and cash paid for property, plant and equipment expenditures.

The Company believes these presentations are used by investors and professional research analysts to assess the ability of our assets to generate sufficient cash to meet our business needs and return capital to equity holders, as well as for the valuation, comparison, rating and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, Capital

Expenditures and Free Cash Flow are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss), gross margin, cash paid for property, plant and equipment or net cash flows provided from operating activities. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income, cash paid for property, plant, and equipment or net cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA, Adjusted Operating Margin per Barrel, Capital Expenditures and Free Cash Flow, we are not able to forecast their most directly comparable measures (net income, gross margin, cash paid for property, plant, and equipment and net cash flows from operating activities) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
(thousands of barrels of water per day)
Produced Water Handling Volumes	1,112	1,095	1,118	1,120	1,042
Water Solutions Volumes
Recycled Produced Water Volumes Sold	463	401	393	377	324
Groundwater Volumes Sold	61	81	66	51	126
Total Water Solutions Volumes	524	482	459	428	450
Total Volumes	1,636	1,577	1,577	1,548	1,492

Per Barrel Operating Metrics (1)
Produced Water Handling Revenue/Barrel	$0.86	$0.79	$0.86	$0.84	$0.78
Water Solutions Revenue/Barrel	$0.54	$0.54	$0.49	$0.52	$0.56
Revenue/Barrel of Total Volumes (2)	$0.75	$0.71	$0.75	$0.75	$0.72
Direct Operating Costs/Barrel	$0.35	$0.31	$0.32	$0.31	$0.33
Gross Margin/Barrel	$0.31	$0.27	$0.32	$0.31	$0.25
Adjusted Operating Margin/Barrel	$0.44	$0.41	$0.45	$0.45	$0.39

(1) Per Barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.
(2) Does not include Other Revenue.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2024	2023	2024	2023
Net Income	$13,805	$13,031	$60,178	$43,412
Interest Expense, Net	9,600	9,266	36,233	32,853
Income Tax Expense	3,259	2,576	10,341	7,494
Depreciation, Amortization and Accretion	20,057	19,495	79,159	76,632
Abandoned Well Costs	200	89	518	1,303
Stock-Based Compensation	4,700	2,624	18,189	11,569
Abandoned Projects	714	88	1,537	216
Loss (Gain) on Disposal of Assets, Net	18	(32)	102	(2,606)
Transaction Costs	937	129	997	802
Research and Development Expense	433	1,253	3,034	3,120
Change in Payables Related to Tax Receivable Agreement Liability	229	413	229	413
Litigation Expenses	333	222	1,580	222
Other	190	154	(212)	(458)
Adjusted EBITDA	$54,475	$49,308	$211,885	$174,972

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2024	2023	2024	2023
Total Revenue	$118,609	$104,125	$435,444	$392,118
Cost of Revenue	(72,060)	(64,490)	(257,555)	(254,605)
Gross Margin	46,549	39,635	177,889	137,513
Depreciation, Amortization and Accretion	20,057	19,495	79,159	76,632
Adjusted Operating Margin	$66,606	$59,130	$257,048	$214,145
Total Volumes (thousands of barrels)	150,503	145,122	566,547	544,647
Adjusted Operating Margin/BBL	$0.44	$0.41	$0.45	$0.39

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2024	2023	2024	2023
Net Income	$13,805	$13,031	$60,178	$43,412
Adjusted items:
Abandoned Well Costs	200	89	518	1,303
Loss (Gain) on Disposal of Assets, Net	18	(32)	102	(2,606)
Stock-Based Compensation	4,700	2,624	18,189	11,569
Tax Effect of Adjusting Items (1)	(621)	(335)	(2,374)	(1,282)
Adjusted Net Income	$18,102	$15,377	$76,613	$52,396

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Diluted Net Income Per Share of Class A Common Stock	$0.17	$0.17	$0.81	$0.59
Adjusted items:
Reallocation of Net Income Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.05	0.05	0.17	0.14
Abandoned Well Costs	—	—	0.01	0.02
Loss (Gain) on Disposal of Assets, Net	—	—	—	(0.05)
Stock-Based Compensation	0.08	0.05	0.31	0.20
Tax Effect of Adjusting Items (1)	(0.01)	(0.01)	(0.04)	(0.02)
Diluted Adjusted Net Income Per Share	$0.29	$0.26	$1.26	$0.88

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Basic Weighted Average Shares of Class A Common Stock Outstanding	30,767,853	30,128,424	30,575,739	30,037,681
Adjusted Items:
Assumed Redemption of LLC Interests	27,527,261	27,543,565	27,539,489	27,554,221
Dilutive Performance-Based Stock Units (2)	879,108	—	301,898	—
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	59,174,222	57,671,989	58,417,126	57,591,902

(2) Dilutive impact of Performance-Based Stock Units already included for the three and twelve months ended December 31, 2024 and 2023.

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
(in thousands)	December 31, 2024
Principal Amount of Debt at December 31, 2024	$450,725
Less: Cash at December 31, 2024	(28,673)
Net Debt	$422,052

Net Debt	$422,052
÷ Trailing Twelve Months Adjusted EBITDA	211,885
Leverage Ratio	1.99

Table 10
Aris Water Solutions, Inc.
Reconciliation of Capital Expenditures
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2024	2023	2024	2023
Cash Paid for Property, Plant and Equipment	$12,784	$37,862	$99,985	$169,736
Change in Capital Related Accruals	5,061	(18,095)	1,100	(13,342)
Capital Expenditures	$17,845	$19,767	$101,085	$156,394

Table 11
Aris Water Solutions, Inc.
Reconciliation of Free Cash Flow
(Unaudited)

	Year Ended
	December 31,
(in thousands)	2024	2023
Net Cash Provided by Operating Activities	$178,876	$183,873
Changes in Operating Assets and Liabilities Which Used (Provided) Cash:
Accounts Receivable	4,202	(20,716)
Accounts Receivable from Affiliate	(10,947)	(23,104)
Other Receivables	859	9,648
Prepaids and Deposits	2,865	2,559
Accounts Payable	6,506	(3,937)
Payables to Affiliates	(47)	2,127
Accrued Liabilities and Other	(9,704)	(9,839)
Property, Plant and Equipment Expenditures	(99,985)	(169,736)
Free Cash Flow	$72,625	$(29,125)

Cash Flow Information
Net Cash Provided by Operating Activities	$178,876	$183,873
Net Cash Used in Investing Activities	$(145,570)	$(149,582)
Net Cash Used in Financing Activities	$(9,696)	$(30,350)